EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement of TenFold Corporation on Form S-1 No. 333-112707 of our report, dated February 28, 2005, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated February 28, 2005 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” and “Selected Financial Data” in such Prospectus.

/s/ Tanner + Co.

Salt Lake City, Utah

February 28, 2005